Exhibit 23.1

KPMG LLP
Suite 1100
1000 Walnut Street
Kansas City, MO 64106-2162

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-149893, 333-167508, 333-194367 and 333-252998) on Form S-8 of Hillenbrand, Inc. of our report dated August 25, 2023, with respect to the combined financial statements of Schenck Food and Performance Materials Business, which report appears in the Form 8-K/A of Hillenbrand, Inc. dated November 15, 2023.

Kansas City, Missouri

November 15, 2023